AMENDMENT AND DISTRIBUTION AGREEMENT

                                  by and among

                                DESIGNS JV CORP.,

                                    LDJV INC.

                                       and

                           THE DESIGNS/OLS PARTNERSHIP

                                   DATED AS OF

                                October 31, 1998


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                      AMENDMENT AND DISTRIBUTION AGREEMENT


          This Amendment and Distribution Agreement dated as of October 31, 1998 (this "Distribution Agreement") is made by and among Designs JV Corp., a Delaware corporation (the "Designs Partner"), LDJV Inc., a Delaware corporation (the "LOS Partner"), and The Designs/OLS Partnership, a Delaware general partnership (the "Partnership").

          WHEREAS, the Designs Partner and the LOS Partner (collectively, the "Partners") formed the Partnership on January 28, 1995 to own and operate retail stores in a specified territory;

          WHEREAS, the Partners have decided to cause the Partnership to (i) distribute certain stores and other assets to the Partners or their designees,
(ii) close the remaining stores, (iii) dissolve and wind up the Partnership,
(iv) liquidate the remaining Partnership assets and (v) distribute the cash proceeds and any remaining Partnership assets and liabilities to the Partners and their designees in the manner, and subject to the terms and conditions, set forth below; and

          WHEREAS, the Management Committee of the Partnership has unanimously approved the termination of the Partnership and the distribution of its assets in accordance with the terms and conditions set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Partners and the Partnership (collectively, the "Parties") hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          1.1 Terms Defined in Glossary. Capitalized terms used, but not otherwise defined, in this Distribution Agreement shall have the meanings given them in the Glossary which the Parties executed simultaneously with the execution of the Original Partnership Agreement.

          1.2 Terms Defined in this Distribution Agreement. When used with initial capital letters in the Closing Documents or the Transaction Documents, as amended, the following terms have the following meanings:

               "ASA Amendment" has the meaning set forth in Section 9.2(a)(ii)(C) of this Distribution Agreement.

               "closed", with respect to any Remaining Store, has the meaning set forth in Section 5.1 of this Distribution Agreement.



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               "Closing Documents" means this Distribution Agreement and all other documents, certificates and instruments signed and delivered by one or more of the Parties in order to effect the Store Distribution Closing.

               "Credit Agreement" has the meaning set forth in Section 9.2(a)(ii)(G) of this Distribution Agreement.

               "Designs Partner Closing Contribution" has the meaning set forth in Section 4.1 of this Distribution Agreement.

               "Estimated Outlet Assets Value" has the meaning set forth in
Section 2.3(b) of this Distribution Agreement.

               "Estimated UIS Assets Value" has the meaning set forth in
Section 3.3(b) of this Distribution Agreement.

               "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               "Liquidators" has the meaning set forth in Section 6.2(a) of this Distribution Agreement.

               "LOS Partner Closing Contribution" has the meaning set forth in Section 4.2 of this Distribution Agreement.

               "Original Partnership Agreement" means the Partnership Agreement dated as of January 28, 1995 among the Parties.

               "Outlet Assets" has the meaning set forth in Sections 2.1 and 2.2 of this Distribution Agreement.

               "Outlet Asset Statement" has the meaning set forth in Section 2.3(c) of this Distribution Agreement.

               "Outlet Assets Value" has the meaning set forth in Section 2.3(a) of this Distribution Agreement.

               "Outlet Consumer Data" has the meaning set forth in Section 2.1(e) of this Distribution Agreement.

               "Outlet Contracts" means all Outlet Store Leases, purchase orders for inventory ordered but not yet received or paid for, and other contracts and understandings to which the Partnership is a party with respect to any goods or services (for example, utilities) that are used or consumed at any Outlet Store. (The Outlet Contracts are listed in Schedule 2.1.)


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               "Outlet Employees" means the employees of the Partnership
employed at the Outlet Stores on the date of the Store Distribution Closing.

               "Outlet License Agreement" has the meaning set forth in
Section 9.2(a)(ii)(B) of this Distribution Agreement.

               "Outlet POS Equipment" has the meaning set forth in Section 2.4(b) of this Distribution Agreement.

               "Outlet Store Leases" has the meaning set forth in Section 2.1(a) of this Distribution Agreement.

               "Outlet Stores" means the Outlets listed in Schedule 1.2 under the heading AOutlet Stores".

               "Outstanding Personal Pair Orders" has the meaning set forth in Section 3.11 of this Distribution Agreement.

               "Participation Agreement Amendment" has the meaning set forth in Section 9.2(a)(ii)(D) of this Distribution Agreement.

               "Remaining Store Consumer Data" has the meaning set forth in
Section 5.6(a) of this Distribution Agreement.

               "Remaining Store Inventory" means inventory located at or in transit to a Remaining Store.

               "Remaining Store POS Equipment" has the meaning set forth in
Section 5.5 of this Distribution Agreement.

               "Remaining Stores" means the OLSs listed in Schedule 1.2 under the heading ARemaining Stores".

               "Store Distribution Closing" means the consummation of the transactions contemplated by Articles 2, 3 and 4 of this Distribution Agreement.

               "Store Distribution Closing Date" has the meaning set forth in
Section 9.1 of this Distribution Agreement.

               "Surplus Cash" means the cash and cash equivalents of the Partnership determined by the Liquidators to be available for distribution to the Partners or their designees after setting aside adequate reserves (i) to operate the Partnership until all Partnership Assets have been sold or distributed, (ii) to discharge all of the Partnership's remaining known and contingent liabilities and (iii) to wind up the affairs of the Partnership.


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               "Termination Date" has the meaning set forth in Section 6.1 of this Distribution Agreement.

               "UIS Assets" has the meaning set forth in Sections 3.1 and 3.2 of this Distribution Agreement.

               "UIS Asset Statement" has the meaning set forth in Section 3.3(c) of this Distribution Agreement.

               "UIS Assets Value" has the meaning set forth in Section 3.3(a) of this Distribution Agreement.

               "UIS Close-Out Inventory" has the meaning set forth in Section 3.2(b) of this Distribution Agreement.

               "UIS Consumer Data" has the meaning set forth in Section 3.1(e) of this Distribution Agreement.

               "UIS Contracts" means all UI Store Leases, purchase orders for inventory ordered but not yet received or paid for, and other contracts and understandings to which the Partnership is a party with respect to any goods or services (for example, utilities) that are used or consumed at any Urban Image Store. (The UIS Contracts are listed in Schedule 3.1.)

               "UIS Employees" means the employees of the Partnership employed at the Urban Image Stores on the date of the Store Distribution Closing.

               "UIS POS Equipment" has the meaning set forth in Section 3.4(b) of this Distribution Agreement.

               "UI Store Leases" has the meaning set forth in Section 3.1(a) of this Distribution Agreement.

               "Unassigned Partnership Liability" has the meaning set forth in Section 10.1(o)(ii) of this Distribution Agreement.

               "Urban Image Stores" means the OLSs listed in Schedule 1.2 under the heading "Urban Image Stores".

          1.3 Accounting Terms. For purposes of this Distribution Agreement, all accounting terms not otherwise defined in this Distribution Agreement shall have the meanings assigned to them by GAAP, applied in a manner consistent with how the Partnership maintains its books and records (unless the Parties agree otherwise).


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          1.4  Certain Matters of Construction. A reference to a Schedule or
Exhibit shall mean a Schedule or Exhibit to this Distribution Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Distribution Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

                                    ARTICLE 2

                DISTRIBUTION OF OUTLET STORES TO DESIGNS PARTNER

          2.1 Distribution of Outlet Assets. At the Store Distribution Closing, the Partnership shall distribute to the Designs Partner or its designee all of the Partnership's right, title and interest in and to the Outlet Assets. The "Outlet Assets" consist of:

               (a) the lease agreements for the real estate occupied by the Outlet Stores (the "Outlet Store Leases") and related security deposits;

               (b) all fixtures and tangible personal property owned by the Partnership and located at any Outlet Store on the Store Distribution Closing Date, including, for example, furniture, equipment, inventory, supplies, signage and copies, but not originals, of records;

               (c) except as set forth in Section 2.4(c) of this Distribution Agreement, all rights that accrue after the Store Distribution Closing under the Outlet Contracts;

               (d) all third party warranties to the Partnership relating to the Outlet Assets, whether expressed or implied, and claims arising under warranties, representations and guaranties made to the Partnership in connection with the operation of the Outlet Stores;

               (e) consumer names, addresses, order profiles and any other consumer database information, and any market or research data collected by the Partnership and relating to the Outlet Stores or their consumers or markets (the "Outlet Consumer Data");

               (f) cash in the Outlet Stores in an aggregate amount equal to $14,900; and

               (g)  the UIS Close-Out Inventory.

Schedule 2.1 to this Distribution Agreement is a list of the Outlet Assets segregated by Outlet Store, excepting items of owned tangible property that had an original cost of less than $1,000. Because the Partnership prepared Schedule 2.1, any failure to identify any Outlet Assets on Schedule 2.1 shall not prejudice the right of the Designs Partner to those assets.



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          2.2  Excluded Assets. Notwithstanding the provisions of Section 2.1 of this Distribution Agreement, the Outlet Assets do not include cash (other than the cash described in Section 2.1(f)), cash equivalents (other than security deposits), accounts receivable, claims, rights to refunds or claims of rights to refunds.

          2.3  Value of Outlet Assets.

               (a) General. For the purposes of Section 9.1(b) of the Original Partnership Agreement, the value of the Outlet Assets shall be equal to the net book value of the Outlet Assets as of the Store Distribution Closing Date, determined in accordance with GAAP (the "Outlet Assets Value").

               (b) Estimated Outlet Assets Value. For the purposes of calculating the amounts of certain contributions and distributions under this Distribution Agreement prior to the determination of the final Outlet Assets Value pursuant to Section 2.3(c), the Parties' preliminary estimate of the Outlet Assets Value is $6,325,164 (the "Estimated Outlet Assets Value").

               (c) Final Outlet Assets Value. After the Store Distribution Closing, the Parties shall determine the final Outlet Assets Value as follows:

                    (i) Within 60 days after the Store Distribution Closing Date, the Partnership shall deliver a statement to the Designs Partner and the LOS Partner setting forth all the figures needed to determine the final Outlet Assets Value (the "Outlet Asset Statement"). The Outlet Asset Statement shall be certified by the Chief Financial Officer of Designs as having been prepared in accordance with GAAP. Within 30 days after the Partnership delivers the Outlet Asset Statement to the Designs Partner, the Designs Partner shall (i) accept the Outlet Asset Statement or (ii) furnish the Partnership and the LOS Partner with a statement objecting to one or more of the figures in the Outlet Asset Statement and the basis for its objections and/or requiring that one or more of the figures in the Outlet Asset Statement be audited. If the Designs Partner does not respond within those 30 days, the Designs Partner shall be deemed to have accepted the Outlet Asset Statement. The Partnership shall furnish the Designs Partner and its representatives and the LOS Partner with all information reasonably requested by the Designs Partner or its representatives to enable it to assess the Outlet Asset Statement both during and after that 30-day period.

                    (ii) If the Designs Partner timely objects to any aspect of the Outlet Asset Statement or, in any event, the Designs Partner requests that one or more figures in the Outlet Asset Statement be audited, the open issues shall be resolved or the audit shall be performed by an accounting firm jointly selected by the Partners. The firm selected shall be instructed to resolve the matters in controversy within 30 days after it is selected or as soon thereafter as is reasonable. The Partnership and the Designs Partner shall furnish that firm with all information it reasonably requests in order to perform its task and meet that schedule. That firm's resolution of the open issues shall bind all of the Parties. The Partnership and the Designs Partner shall each pay one-half of the fees and expenses of that firm.

          2.4  Assumption of Obligations; Certain Liabilities.

               (a) General. At the Store Distribution Closing, the Designs Partner shall assume the Partnership's obligations under each Outlet Contract listed in Schedule 2.1, to the extent (but only to the extent) that those obligations accrue after the Store Distribution Closing Date. The Designs Partner also shall be responsible for all other obligations and liabilities that arise from the operation of the Outlet Stores after the Store Distribution Closing Date.

               (b) Outlet POS Equipment. The Partnership shall allow the Designs Partner or its designee to use the point-of-sale registers, printers, LED displays, backroom terminals and related equipment located at the Outlet Stores on the Store Distribution Closing Date (the "Outlet POS Equipment"). For the purposes of Section 10.1(o) of this Distribution Agreement, the Designs Partner shall be deemed to have assumed all rent or other obligations of the Partnership relating to the Outlet POS Equipment to the extent (but only to the extent) that those obligations accrue after the Store Distribution Closing Date. The Partnership shall not actually assign to the Designs Partner any obligations or liabilities under the Partnership lease that relates to the Outlet POS Equipment.

               (c) Certain Outlet Contracts. Notwithstanding Section 2.1(c) of this Distribution Agreement, certain Outlet Contracts relate also to tangible personal property, other items or services that are used at Stores owned or operated by the Partnership which are not Outlet Stores or at stores owned or operated by others. Those Outlet Contracts shall not be assigned and assumed, as such. However, unless and until the Designs Partner enters into a separate agreement with the relevant vendor or a substitute vendor, the Parties shall cooperate in order to do what they can to enable the Designs Partner to realize the benefits of those Outlet Contracts, subject to the burdens of those Outlet Contracts, but with respect to the Outlet Stores only, and the Designs Partner shall reimburse the Partnership for its costs related to such benefits and burdens. The Parties shall cooperate to cause the Partnership to obtain such separate agreements as soon as is reasonably practicable.

          2.5 Gift Certificates and Credits. Before the Store Distribution Closing, the Partnership issued gift certificates and merchandise credits that are redeemable at the Outlet Stores. A number of those certificates and credits are still outstanding. The Designs Partner shall honor those certificates and credits after the Store Distribution Closing. The Designs Partner shall periodically submit copies of those gift certificates and merchandise credits redeemed after the Store Distribution Closing to the Partnership and the LOS Partner. Within 30 days after each such submission, the Partnership shall either
(i) pay the Designs Partner an amount equal to the total face amount of the redeemed certificates and credits that were the subject of that submission or
(ii) notify the Designs Partner and the LOS Partner that the Partnership does not have a sufficient amount of cash available to make such payment. Within 30 days after receipt of any such notice from the Partnership, the LOS Partner shall pay the Designs Partner an amount equal to 30 percent of the total face amount of the redeemed certificates and credits that were the subject of the Designs Partner's submission.

          2.6 No Other Assumed Obligations or Liabilities. The Designs Partner shall not assume hereunder any obligations or liabilities of the Partnership relating to the Outlet Assets, except as expressly provided in Sections 2.4 and
2.5 of this Distribution Agreement. For example, the Partnership shall retain and discharge all obligations and liabilities associated with its employees, including any of its employees who are hired by the Designs Partner, for the period they were or are employed by the Partnership, including any and all obligations and liabilities for severance, vacation, personal time and sick time. Other excluded liabilities include claims that arise from the operation of the Outlet Stores before the Store Distribution Closing, whether or not such claims are the subject of litigation on the Store Distribution Closing Date.

          2.7 Prorations. In order to implement this Article 2, the Partnership and the Designs Partner shall prorate, as between them, all expenses associated with the Outlet Assets and the operation of the Outlet Stores. They shall do that as of 12:01 a.m. on the day immediately after the Store Distribution Closing Date. Examples are utilities, rent (including, for example, common area maintenance charges, taxes and other landlord's charges), insurance premiums (unless and to the extent the Designs Partner displaces existing coverage with other coverage), HVAC maintenance charges and security service charges. The prorations shall be based on the number of days elapsed during the relevant period up to, and including, the Store Distribution Closing Date, unless such proration period would be manifestly unfair. An example of such "unfairness" would be a waterpipe break at a store, two days after the Store Distribution Closing Date, that results in charges for one million gallons of water on the water bill for that Outlet Store for the period up to, and including, the Store Distribution Closing Date. Under that circumstance, the Designs Partner would pay those incremental charges.

          2.8 Outlet Employees. At the Distribution Closing, the Partnership shall make all Outlet Employees available to the Designs Partner for hiring by the Designs Partner.

          2.9 Outlet Consumer Data. The Designs Partner will not use the Outlet Consumer Data in any manner that is inconsistent with the customer data policies and practices of the Partnership as in effect immediately prior to the Store Distribution Closing.

                                    ARTICLE 3

                DISTRIBUTION OF URBAN IMAGE STORES TO LOS PARTNER

          3.1 Distribution of UIS Assets. At the Store Distribution Closing, the Partnership shall distribute to the LOS Partner or its designees all of the Partnership's right, title and interest in and to the UIS Assets. The "UIS Assets" consist of:

               (a) the lease agreements for the real estate occupied by the Urban Image Stores (the "UI Store Leases") and related security deposits;

               (b) all fixtures and tangible personal property owned by the Partnership and located at any Urban Image Store on the Store Distribution Closing Date, including, for example, furniture, equipment, inventory (except for UIS Close-Out Inventory), supplies, signage and copies, but not originals, of records;

               (c) except as set forth in Section 3.4(c) of this Distribution Agreement, all rights that accrue after the Store Distribution Closing under the UIS Contracts;

               (d) all third party warranties to the Partnership relating to the UIS Assets, whether express or implied, and claims arising under warranties, representations and guaranties made to the Partnership in connection with the operation of the Urban Image Stores;

               (e) consumer names, addresses, order profiles and any other consumer database information, and any market or research data collected by the Partnership and relating to the Urban Image Stores or their consumers or markets (the "UIS Consumer Data"); and

               (f) cash in the Urban Image Stores in an aggregate amount equal to $6,800.

Schedule 3.1 to this Distribution Agreement is a list of the UIS Assets segregated by Urban Image Store, excepting items of owned tangible property that had an original cost of less than $1,000. Because the Partnership prepared
Schedule 3.1, any failure to identify any UIS Assets on Schedule 3.1 shall not prejudice the right of the LOS Partner to those assets.

          3.2 Excluded Assets. Notwithstanding the provisions of Section 3.1 of this Distribution Agreement, the UIS Assets do not include:

               (a) the UIS POS Equipment, cash (other than the cash described in Section 3.1(f)), cash equivalents (other than security deposits), accounts receivable, claims, rights to refunds or claims of rights to refunds;

               (b) the close-out, irregular and end-of-season inventory described in Schedule 3.2(b) (the "UIS Close-Out Inventory"); and

               (c) mannequins and other items of equipment that are stored at, and not currently being used at, the Urban Image Stores.

          3.3  Value of UIS Assets.

               (a) General. For the purposes of Section 9.1 of the Original Partnership Agreement, the value of the UIS Assets shall be equal to the net book value of the UIS Assets as of the Store Distribution Closing Date, determined in accordance with GAAP (the "UIS Assets Value").

               (b) Estimated UIS Assets Value. For the purposes of calculating the amounts of certain contributions and distributions under this Distribution Agreement prior to the determination of the final UIS Assets Value pursuant to Section 3.3(c), the Parties' preliminary estimate of the UIS Assets Value is $5,567,569 (the "Estimated UIS Assets Value").

               (c) Final UIS Assets Value. After the Store Distribution Closing, the Parties shall determine the final UIS Assets Value as follows:

                    (i) Within 60 days after the Store Distribution Closing, the Partnership shall deliver a statement to the LOS Partner and the Designs Partner setting forth all the figures needed to determine the final UIS Assets Value (the "UIS Asset Statement"). The UIS Asset Statement shall be certified by the Chief Financial Officer of Designs as having been prepared in accordance with GAAP. Within 30 days after the Partnership delivers the UIS Asset Statement to the LOS Partner, the LOS Partner shall (i) accept the UIS Asset Statement or
(ii) furnish the Partnership and the Designs Partner with a statement objecting to one or more of the figures in the UIS Asset Statement and the basis for its objections and/or requiring that one or more of the figures in the UIS Asset Statement be audited. If the LOS Partner does not respond within those 30 days, the LOS Partner shall be deemed to have accepted the UIS Asset Statement. The Partnership shall furnish the LOS Partner and its representatives and the Designs Partner with all information reasonably requested by the LOS Partner or its representatives to enable it to assess the UIS Asset Statement both during and after that 30-day period.

                    (ii) If the LOS Partner timely objects to any aspect of the UIS Asset Statement or, in any event, the LOS Partner requests that one or more figures in the UIS Asset Statement be audited, the open issues shall be resolved or the audit shall be performed by an accounting firm jointly selected by the Partners. The firm selected shall be instructed to resolve the matters in controversy within 30 days after it is selected or as soon thereafter as is reasonable. The Partnership and the LOS Partner shall furnish that firm with all information it reasonably requests in order to perform its task and meet that schedule. That firm's resolution of the open issues shall bind all of the Parties. The artnership and the LOS Partner shall each pay one-half of the fees and expenses of that firm.

          3.4  Assumption of Obligations; Certain Liabilities.

               (a) General. At the Store Distribution Closing, the LOS Partner shall assume the Partnership's obligations under each UIS Contract listed in Schedule 3.1, to the extent (but only to the extent) that those obligations accrue after the Store Distribution Closing Date. The LOS Partner also shall be responsible for all other obligations and liabilities that arise from the operation of the Urban Image Stores after the Store Distribution Closing Date.

               (b) UIS POS Equipment. The Partnership shall not distribute to the LOS Partner the point-of-sale registers, printers, LED displays, backroom terminals and related equipment located at the Urban Image Stores on the Store Distribution Closing Date (the "UIS POS Equipment"). Immediately after the Store Distribution Closing Date, the Partnership shall ship the UIS POS Equipment from the Urban Image Stores to a storage facility designated by the Partnership. For the purposes of Section 10.1(o) of this Distribution Agreement, the Partnership shall retain after the Store Distribution Closing Date all obligations and liabilities of the Partnership relating to the UIS POS Equipment.

               (c) Certain UIS Contracts. Notwithstanding Section 3.1(c) of this Distribution Agreement, certain UIS Contracts relate also to tangible personal property, other items or services that are used at Stores owned or operated by the Partnership which are not Urban Image Stores or at stores owned or operated by others. Those UIS Contracts shall not be assigned and assumed, as such. However, unless and until the LOS Partner enters into a separate agreement with the relevant vendor or a substitute vendor, the Parties shall cooperate in order to do what they can to enable the LOS Partner to realize the benefits of those UIS Contracts, subject to the burdens of those UIS Contracts, but with respect to the Urban Image Stores only, and the LOS Partner shall reimburse the Partnership for its costs related to such benefits and burdens. The Parties shall cooperate to cause the Partnership to obtain such separate agreements as soon as is reasonably practicable.

          3.5 Gift Certificates and Credits. Before the Store Distribution Closing, the Partnership issued gift certificates and merchandise credits that are redeemable at the Urban Image Stores. A number of those certificates and credits are still outstanding. The LOS Partner shall honor those certificates and credits after the Store Distribution Closing. The LOS Partner shall periodically submit copies of those gift certificates and merchandise credits redeemed after the Store Distribution Closing to the Partnership and the Designs Partner. Within 30 days after each such submission, the Partnership shall either
(i) pay the LOS Partner an amount equal to the total face amount of the redeemed certificates and credits that were the subject of that submission or (ii) notify the LOS Partner and the Designs Partner that the Partnership does not have a sufficient amount of cash available to make such payment. Within 30 days after receipt of any such notice from the Partnership, the Designs Partner shall pay the LOS Partner an amount equal to 70 percent of the total face amount of the redeemed certificates and credits that were the subject of the LOS Partner's submission.

          3.6 No Other Assumed Obligations or Liabilities. The LOS Partner shall not assume hereunder any obligations or liabilities of the Partnership relating to the UIS Assets, except as expressly provided in Sections 3.4 and 3.5 of this Distribution Agreement. For example, the Partnership shall retain and discharge all obligations and liabilities associated with its employees, including any of its employees who are hired by the LOS Partner, for the period they were or are employed by the Partnership, including any and all obligations and liabilities for severance, vacation, personal time and sick time. Other excluded liabilities include (i) the Partnership's obligations under the equipment lease for point-of-sale equipment located at the Urban Image Stores and (ii) claims that arise from the operation of the Urban Image Stores before the Store Distribution Closing, whether or not such claims are the subject of litigation on the Store Distribution Closing Date.

          3.7 Prorations. In order to implement this Article 3, the Partnership and the LOS Partner shall prorate, as between them, all expenses associated with the UIS Assets and the operation of the Urban Image Stores. They shall do that as of 12:01 a.m. on the day immediately after the Store Distribution Closing Date in the manner described in Section 2.7 of this Distribution Agreement.

          3.8 UIS Employees. At the Store Distribution Closing, the Partnership shall make all UIS Employees available to the LOS Partner for hiring by the LOS Partner.

          3.9 UIS Consumer Data. The LOS Partner will not use the UIS Consumer Data in any manner that is inconsistent with the customer data policies and practices of the Partnership as in effect immediately prior to the Store Distribution Closing.

          3.10 UIS Close-Out Inventory. The Partnership shall package and otherwise prepare the UIS Close-Out Inventory for shipment and the Designs Partner shall arrange for shipment, at its expense and risk, of the UIS Close-Out Inventory from the Urban Image Stores to one or more locations designated by the Designs Partner.

          3.11 Personal Pair Program. As soon as practicable after the Store Distribution Closing, the Partnership shall transfer to the LOS Partner all deposits and all invoices for outstanding orders received by the Partnership at any Urban Image Store before the Store Distribution Date in connection with the Personal PairTM program (the "Outstanding Personal PairTM Orders"). At the time that the LOS Partner receives the deposits and invoices for the Outstanding Personal PairTM Orders, the Partnership shall be deemed to have transferred and assigned to the LOS Partner, and the LOS Partner shall be deemed to have assumed (without the need for any further documentation), all obligations and liabilities of the Partnership related to the Outstanding Personal PairTM Orders. For the purposes of Section 9.1 of the Original Partnership Agreement, this transfer of assets and liabilities to the LOS Partner from the Partnership shall not affect the Capital Accounts of the Partners.

                                    ARTICLE 4

                              CAPITAL CONTRIBUTIONS
             MADE IN CONNECTION WITH THE STORE DISTRIBUTION CLOSING

          4.1 Designs Partner. At the Store Distribution Closing, the Designs Partner shall make a cash capital contribution to the Partnership (the "Designs Partner Closing Contribution") in the amount of $133,621. The Designs Partner shall transfer the Designs Partner Closing Contribution to an account designated by the Partnership.

          4.2 LOS Partner. At the Store Distribution Closing, the LOS Partner shall make a cash capital contribution to the Partnership (the "LOS Partner Closing Contribution") in the amount of $2,909,750. The LOS Partner shall wire transfer the LOS Partner Closing Contribution to an account designated by the Partnership.

          4.3 Use of Closing Date Capital Contributions. The Designs Partner Closing Contribution and the LOS Partner Closing Contribution may be used by the Partnership for general purposes, the closure of the Remaining Stores and the winding up of the Partnership.

                                    ARTICLE 5

                           CLOSURE OF REMAINING STORES

          5.1 In General. After the Store Distribution Closing, the Partnership shall continue to negotiate the closure of the Remaining Stores that have not already been closed. For the purposes of this Distribution Agreement, a Remaining Store shall be deemed "closed" as of 11:59 p.m. on the final date that it is open for business to the public.

          5.2 Timing. The Partnership shall close all of the Remaining Stores by January 30, 1999, unless the Partners agree in writing to continue to operate one or more Remaining Store until a later date certain by which all of the Remaining Stores are to be closed. The Partners shall promptly deliver to the GM any such written agreement extending the date of the final closure of the Remaining Stores.

          5.3 Operation of Remaining Stores. The Partnership shall continue to operate each Remaining Store until it is closed. The Partnership shall (i) operate the Remaining Stores in a manner consistent with the Transaction Documents, as amended, and (ii) negotiate suitable arrangements with landlords and other third parties for the closure of the Remaining Stores. The Parties will cooperate in good faith concerning marketing, merchandise pricing and other matters concerning the operation of the Remaining Stores until they are closed.

          5.4 Distribution of Inventory to Designs Partner. The Partnership shall liquidate the assets of the Remaining Stores in the manner provided in
Section 6.2 of this Distribution Agreement; provided, however, that all of the Remaining Store Inventory shall be distributed to the Designs Partner or its designees. The Remaining Store Inventory of each Remaining Store shall be transferred to the Designs Partner, before and after such Remaining Store is closed, in accordance with the transfer policies of the Partnership in effect prior to the Store Distribution Closing Date. The Partnership shall package and otherwise prepare the Remaining Store Inventory for shipment and the Designs Partner shall arrange for shipment, at its expense and risk, of the Remaining Store Inventory from the Remaining Stores to one or more locations designated by the Designs Partner. For the purposes of Section 9.1 of the Original Partnership Agreement and the following sentence, the Remaining Store Inventory of each Remaining Store shall be valued as of the date such Store is closed in accordance with GAAP, adjusted in accordance with the transfer and markdown policies of the Partnership in effect on the date hereof. If a distribution of Remaining Store Inventory would cause the Capital Account of the Designs Partner to have a negative balance, then the Designs Partner shall promptly contribute to the Partnership an amount of cash sufficient to cause its Capital Account to have a balance of at least $0.

          5.5 Remaining Store POS Equipment. Notwithstanding Section 6.2 of this Distribution Agreement, the Partnership shall not sell or distribute the point-of-sale registers, printers, LED displays, backroom terminals and related equipment located at any of the Remaining Stores (the "Remaining Store POS Equipment"). Immediately after the closing of a Remaining Store, the Partnership shall ship any Remaining Store POS Equipment from such Remaining Store to a storage facility designated by the Partnership. For the purposes of Section 10.1(o) of this Distribution Agreement, the Partnership shall retain after the closing of each Remaining Store all obligations and liabilities of the Partnership relating to the Remaining Store POS Equipment.

          5.6. Remaining Store Consumer Data.

               (a) Remaining Store Consumer Data. On the date that any Remaining Store is closed, the Partnership shall distribute to the Partners or their respective designees all consumer names, addresses, order profiles and any other consumer database information, and any market or research data collected by the Partnership and relating to the Remaining Stores or their consumers or markets except for consumer information specifically related to the Personal PairTM marketing program (the "Remaining Store Consumer Data"). Neither Partner shall use the Remaining Store Consumer Data in any manner that is inconsistent with the customer data policies and practices of the Partnership as in effect immediately prior to the Store Distribution Closing. For the purposes of Section
9.1 of the Original Partnership Agreement, the Remaining Store Consumer Data shall have no value.

               (b)  Personal Pair Consumer Data. On the date that any
Remaining Store is closed, the Partnership shall destroy or return to LS&CO. any consumer information specifically related to the Personal PairTM marketing program in its possession. Neither the LOS Partner nor its designees shall have any restrictions hereunder on the use of such information and, for the purposes of Section 9.1 of the Original Partnership Agreement, such information shall have no value.

          5.7 Expenses. In accordance with Section 10.1(k) of this Distribution Agreement, the Partnership shall bear the costs of closing the Remaining Stores, including expenses relating to severance or stay payments for employees, termination of leases, and the liquidation or disposal of fixed and other assets associated with the Remaining Stores. The Designs Partner shall bear the costs and risks of shipping the Remaining Store Inventory to destinations designated by Designs.

                                    ARTICLE 6

                     TERMINATION, DISSOLUTION AND WINDING UP

          6.1 Termination Date. The Partnership shall dissolve on the date that the last Remaining Store is closed (the "Termination Date").

          6.2  Liquidation of Partnership Assets.

               (a)  Liquidators.

                    (i) Appointment. On the Termination Date, the Partnership will appoint one officer of each of the Partners to serve as liquidators of the Partnership (collectively, the "Liquidators"). The form of appointment which designates the Liquidators is attached as Exhibit 6.2(a)(i).

                    (ii) Authority. Subject to Section 6.2(a)(iii), the Liquidators shall have authority to liquidate and wind up the Partnership, including the authority to sell, donate, distribute or otherwise dispose of fixed and other Partnership Assets, and to establish acceptable administrative, insurance and other arrangements for the purpose of winding up the business and affairs of the Partnership The Liquidators shall organize and conduct sales of the Partnership Assets in accordance with this Section 6.2 of this Distribution Agreement.

                    (iii) Management of Litigation. The Designs Partner shall have the exclusive authority to manage and settle for and on behalf of the Partnership all pending litigation involving the Partnership and third parties, including the authority to agree to amounts to be paid in settlement, to execute and deliver releases, and to execute and deliver all other agreements, documents and instruments it deems appropriate; provided, however, that the Designs Partner shall have no authority to agree to a settlement agreement which burdens the Partners other than in accordance with their respective Percentage Interests without the consent of the disproportionately burdened Partner. Schedule 6.2(a)
(iii) is a list of all suits, actions, investigations or other proceedings pending or, to the knowledge of any Party, threatened against the Partnership.

               (b)  Timing.

                    (i) Liquidation Prior to Termination Date. During the period between the Store Distribution Closing Date and the Termination Date, the Partnership shall sell or otherwise dispose of all those Partnership Assets that are located at, or in transit to, the premises of the Remaining Stores; provided, however, that, without the consent of the Designs Partner, the Partnership shall not sell or otherwise dispose of any Remaining Store Inventory, but rather, shall distribute such inventory to the Designs Partner or its designees as provided in Section 5.4 of this Distribution Agreement. The Partnership shall endeavor to coordinate the timing of the sale and distribution of the assets of the Remaining Stores so that each Remaining Store may continue to operate as profitably as reasonably possible until the day that it is closed.

                    (ii) Liquidation After the Termination Date. Immediately after the Termination Date, the Partnership shall proceed as promptly as reasonably possible to sell or otherwise dispose of all of the then remaining Partnership Assets.

               (c) Certain Terms of Sale. The Partnership may sell the Partnership Assets to one or more purchasers. The Partnership shall endeavor to sell the Partnership Assets for cash, plus the assumption by the purchaser of the Partnership's and the Partners' obligations and liabilities. Either Partner and any Affiliate of either Partner may bid on and purchase any and all Partnership Assets offered for sale under this Section 6.2. However, neither Partner and no Affiliate of either Partner shall have any special advantage in that process. The price and other features of any bid by a Partner or Affiliate of a Partner shall be compared with the price and other features of all other bids as though the Partner or Affiliate were an "outside" bidder. Any sale of Partnership Assets to a Partner or an Affiliate of a Partner shall be subject to the approval of the "disinterested" Partner in accordance with Section 5.11 of the Original Partnership Agreement.

          6.3  Valuation Adjustments.

               (a) Outlet Assets Value. If the Parties determine, in accordance with Section 2.3(c) of this Distribution Agreement, that the final Outlet Assets Value is higher or lower than the Estimated Outlet Assets Value, then the Partnership shall promptly adjust the Capital Accounts of the Partners in accordance with Section 9.1 of the Original Partnership Agreement.

               (b) UIS Assets Value. If the Parties determine, in accordance with Section 3.3(c) of this Distribution Agreement, that the final UIS Assets Value is higher or lower than the Estimated UIS Assets Value, then the Partnership shall promptly adjust the Capital Accounts of the Partners in accordance with Section 9.1 of the Original Partnership Agreement.

          6.4. Capital Contributions.

               (a) Closing Date Capital Contributions. On the Store Distribution Closing Date, the Designs Partner shall make the Designs Partner Closing Contribution in accordance with Section 4.1 of this Distribution Agreement and the LOS Partner shall make the LOS Partner Closing Contribution in accordance with Section 4.2 of this Distribution Agreement.

               (b) Restoration of Capital Accounts. This Section 6.4(b) shall apply after:

                    (i) in accordance with this Article 6, the Partnership has sold or distributed all Partnership Assets and discharged or provided for all Partnership obligations and liabilities;

                    (ii) in accordance with Article 9 of the Original Partnership Agreement, the Partnership has allocated all items of income, gain, loss and deduction, and made all required adjustments to Capital Accounts; and

                    (iii) all distributions to Partners or their designees otherwise required by Section 6.5(e) of this Distribution Agreement have been made.

If, thereafter, a Partner has a negative balance in its Capital Account, it shall contribute sufficient cash to the capital of the Partnership to eliminate that deficit. The amounts so contributed shall then be distributed as provided in Section 6.5(e) of this Distribution Agreement.

          6.5  Distributions.

               (a) Outlet Assets. On the Store Distribution Closing Date, the Partnership shall distribute the Outlet Assets to the Designs Partner or its designees in accordance with Article 2 of this Distribution Agreement.

               (b) UIS Assets. On the Store Distribution Closing Date, the Partnership shall distribute the UIS Assets to the LOS Partner or its designees in accordance with Article 3 of this Distribution Agreement.

               (c) Remaining Store Inventory. The Partnership shall distribute the Remaining Store Inventory to the Designs Partner or its designees in accordance with Section 5.4 of this Distribution Agreement.

               (d) Cash Distributions Prior to Termination Date. During the period between the Store Distribution Closing Date and the Termination Date, the Partnership may distribute Surplus Cash to the Partners or their respective designees in accordance with their respective Percentage Interests. The amount and timing of any distributions of Surplus Cash prior to the Termination Date shall be determined by the Partners. The Partners may consider the projected inventory, cash and other requirements of the Partnership and any other projections they deem relevant and satisfactory in connection with any decision related to the distribution of Surplus Cash.

               (e) Distributions After the Termination Date. After (A) the Liquidators have sold or otherwise disposed of all Partnership Assets and discharged or provided for all Partnership obligations and liabilities other than those Partnership Assets or liabilities that either Partner is willing to accept or assume and (B) the determinations of the final Outlet Assets Valuation and final UIS Assets Valuation, the remaining Partnership Assets (including the net proceeds of the sales of Partnership Assets) and any liabilities and obligations of the Partnership not discharged or otherwise provided for by such date shall be distributed according to these priorities:

                    (i) first, to discharge or provide for all obligations and liabilities of the Partnership, including to Persons that are Affiliates of a Partner, but not to Partners themselves;

                    (ii) then, to discharge and provide for all obligations and liabilities of the Partnership to the Partners (it being understood that a Partner may not cause an obligation or liability owed to it to be accorded the priority of Subsection 6.5(e)(i) of this Distribution Agreement by assigning that obligation or liability to an Affiliate of that Partner) and

                    (iii) then, to the Partners to the extent of the positive balances ( if any) in their Capital Accounts.

For purposes of determining the amounts of any distributions under Section 6.5(e)(iii) of this Distribution Agreement, if (A) any Partnership Assets are to be distributed in kind to a Partner or its designees or (B) any liabilities or obligations of the Partnership are distributed to and assumed by a Partner or its designees, they shall be valued as provided by this Agreement or, if not so provided, by the Liquidators and the Partners' Capital Accounts shall be adjusted in accordance with Subsection 9.1 of the Original Partnership Agreement.

          (f) Subsequent Adjustments. If after all the distributions described in Section 6.5 of this Distribution Agreement the Parties determine that the Partnership Assets were not distributed (or liabilities and obligations of the Partnership were not delegated and assumed) to the Partners in proportion to their respective Percentage Interests, the Parties will make such payments, refunds, contributions and/or distributions as are necessary to achieve the correct proportionate distributions.

          (g) No Other Distributions. Notwithstanding any other provision of this Distribution Agreement or the Original Partnership Agreement, the Partnership shall not distribute cash or any other Partnership Assets to either Partner or their respective designees except as provided in this Section 6.5.

          6.6 Timing. The Partnership shall use reasonable efforts to complete the payments, distributions and contributions described in Sections 6.4 and 6.5 of this Distribution Agreement within 45 days after the Termination Date.

          6.7 Partners to Remain in Existence. Each of the Partners agrees to remain in existence for not less than two years after the Termination Date.

                                    ARTICLE 7

              REPRESENTATIONS AND WARRANTIES OF THE DESIGNS PARTNER

         The Designs Partner represents and warrants to the Partnership and the LOS Partner that as of the Store Distribution Closing Date:

          7.1 Organization and Authority. The Designs Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Designs Partner has all requisite power and authority to enter into and perform the Closing Documents. The signing, delivery and performance by the Designs Partner of the Closing Documents have been duly and validly authorized by all necessary corporate action on the part of the Designs Partner. Each Closing Document constitutes a valid and binding obligation of the Designs Partner enforceable against the Designs Partner in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws that generally affect creditors and except as may be limited by general principles of equity. The signing, delivery and performance by the Designs Partner of each Closing Document will not: (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Designs Partner; (b) violate, conflict with or result in a breach or termination of any contract or other instrument to which the Designs Partner is a party or by which any of its assets is bound; (c) result in the creation of any Lien on any assets of the Designs Partner or the Partnership; (d) violate any judgment, order, injunction, decree or award that binds the Designs Partner or any of its assets; or (e) assuming the truth and accuracy of the representation of the LOS Partner in Section 8.4 of this Distribution Agreement, constitute a violation of law.

          7.2 Consents and Approvals. Schedule 7.2 to this Distribution Agreement lists all consents and approvals of, and filings and registrations with, any Person required to be obtained by the Designs Partner at or before the Store Distribution Closing Date in order for the Designs Partner to sign, deliver and perform the Closing Documents. An example is consents from the lessors of the Outlet Store Leases. Except as provided in Schedule 7.2, the Designs Partner has obtained all of those consents and approvals and made all of those filings and registrations.

          7.3 Litigation and Claims. There is no suit, action, investigation or other proceeding pending or, to the best knowledge of the Designs Partner, threatened against the Designs Partner relating to any of the transactions contemplated by this Distribution Agreement.

          7.4 HSR Act. The Chief Executive Officer and Chief Financial Officer of the Designs Partner, acting on authority duly delegated from its Board of Directors, has determined that the value of the assets being distributed to the Designs Partner hereunder is less than $15 million. Value, for this purpose, means the higher of (i) the sum of the respective values of the Outlet Assets and the Remaining Store Inventory for purposes of this Distribution Agreement and (ii) the fair market value of such assets as contemplated by 16 C.F.R. '801.10 promulgated under the HSR Act.

                                    ARTICLE 8

                REPRESENTATIONS AND WARRANTIES OF THE LOS PARTNER

         The LOS Partner represents and warrants to the Partnership and the Designs Partner that as of the Store Distribution Closing Date:

          8.1 Organization and Authority. The LOS Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The LOS Partner has all requisite power and authority to enter into and perform the Closing Documents. The signing, delivery and performance by the LOS Partner of the Closing Documents have been duly and validly authorized by all necessary corporate action on the part of the LOS Partner. Each Closing Document constitutes a valid and binding obligation of the LOS Partner enforceable against the LOS Partner in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws that generally affect creditors and except as may be limited by general principles of equity. The signing, delivery and performance by the LOS Partner of each Closing Document will not: (a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the LOS Partner; (b) violate, conflict with or result in a breach or termination of any contract or other instrument to which the LOS Partner is a party or by which any of its assets is bound; (c) result in the creation of any Lien on any assets of the LOS Partner or the Partnership; (d) violate any judgment, order, injunction, decree or award that binds the LOS Partner or any of its assets; or (e) assuming the truth and accuracy of the representation of the Designs Partner in Section 7.4 of this Distribution Agreement, constitute a violation of law.

          8.2 Consents and Approvals. Schedule 8.2 to this Distribution Agreement lists all consents and approvals of, and filings and registrations with, any Person required to be obtained by the LOS Partner at or before the Store Distribution Closing Date in order for the LOS Partner to sign, deliver and perform the Closing Documents. Except as provided in Schedule 8.2, the LOS Partner has obtained all of those consents and approvals and made all of those filings and registrations.

          8.3 Litigation and Claims. There is no suit, action, investigation or other proceeding pending or, to the best knowledge of the LOS Partner, threatened against the LOS Partner relating to any of the transactions contemplated by this Distribution Agreement.

          8.4 HSR Act. The management of the LOS Partner, acting on the authority duly delegated to it by the voting trust for LS&CO., has determined that the value of the assets being distributed to the LOS Partner hereunder is less than $15 million. Value, for this purpose, means the higher of the UIS Assets Value and fair market value as contemplated by 16 C.F.R. Section 801.10 promulgated under the HSR Act.

                                    ARTICLE 9

                           STORE DISTRIBUTION CLOSING


          9.1 Date and Place. Subject to the terms and conditions of this Distribution Agreement, the Store Distribution Closing shall take place at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts, U.S.A. or at such other location as may be agreed upon among the Parties on October 31, 1998 or on such other date as may be agreed upon among the Parties (the "Store Distribution Closing Date").

          9.2  Closing Conditions.

               (a) Conditions Precedent to Closing by Designs. The obligations of the Designs Partner under Article 2 of this Distribution Agreement are subject to satisfaction of the following conditions precedent, or the waiver of such conditions by the Designs Partner, at or before the Store Distribution Closing Date:

                    (i) Corporate Proceedings. All corporate, partnership and other proceedings to be taken and all waivers and consents to be obtained on or before such date in connection with the Store Distribution Closing shall have been taken or obtained and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Designs Partner and its counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.

                    (ii) Related Agreements and Documents. At or before the Store Distribution Closing Date:

                         (A)  the Partnership, the Designs Partner and Designs
shall have entered into a Transfer and Assumption Agreement relating to the Outlet Assets;

                         (B)  Designs and LS&CO. shall have executed and
delivered an amendment and restatement of the Trademark License Agreement dated as of November 15, 1996, between Designs and LS&CO., as amended (the "Outlet License Agreement"), which amendment and restatement will add the Outlet Stores to the exhibit to the Outlet License Agreement listing the stores covered by the Outlet License Agreement;

                         (C)  Designs and the Partnership shall have executed
and delivered an amendment to the Administrative Services Agreement (the "ASA Amendment");

                         (D)  the Designs Partner, Designs, the LOS Partner, LOS
Inc. and LS&CO. shall have executed and delivered an amendment to the Participation Agreement (the "Participation Agreement Amendment");

                         (E)  Designs and the Partnership shall have executed
and delivered an amendment to the Designs License Agreement;

                         (F)   the Partnership shall have assigned to LOS the
Personal PairTM License Agreement dated May 30, 1995, and LS&CO. shall have consented to such assignment;

                         (G)  LOS Inc. shall have surrendered to the Partnership
for cancellation any original promissory notes issued to LOS Inc. pursuant to the Credit Agreement dated as of October 1, 1996 among the Partnership, Designs, LOS Inc. and Designs as agent, as amended (the "Credit Agreement");

                         (H)  LS&Co. shall have executed and delivered the
Guaranty in favor of the Designs Partner and the Affiliates of the Designs Partner; and

                         (I)  the parties thereto shall have executed and
delivered such other documents consistent with the terms hereof as the Designs Partner shall reasonably request.

                    (iii) Third Party Consents, Licenses and Approvals. The Designs Partner shall have obtained all of the consents, permits and approvals set forth in Schedule 7.2.

                    (iv) Distribution of UIS Assets. The Partnership shall be simultaneously distributing the UIS Assets to the LOS Partner in accordance with
Article 3.

                    (v) LOS Partner Closing Contribution. The LOS Partner shall be simultaneously contributing the LOS Partner Closing Contribution to the Partnership in accordance with Section 4.2.

               (b) Conditions Precedent to Closing by LOS Partner. The obligations of the LOS Partner under Articles 3 and 4 of this Distribution Agreement are subject to satisfaction of the following conditions precedent, or the waiver of such conditions by the LOS Partner, at or before the Store Distribution Closing Date:

                    (i) Corporate Proceedings. All corporate, partnership and other proceedings to be taken and all waivers and consents to be obtained on or before such date in connection with the Store Distribution Closing shall have been taken or obtained and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the LOS Partner and its counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request.

                    (ii) Related Agreements and Documents. At or before the Store Distribution Closing Date:

                         (A)  the Partnership, the LOS Partner and LOS Inc.
shall have entered into a Transfer and Assumption Agreement relating to the UIS Assets;

                         (B)  Designs and the Partnership shall have executed
and delivered the ASA Amendment;

                         (C)   the Designs Partner, Designs, the LOS Partner,
LOS Inc. and LS&CO. shall have executed and delivered the Participation Agreement Amendment;

                         (D)  the Partnership shall have assigned to LOS the
Personal PairTM License Agreement dated May 30, 1995, and LS&CO. shall have consented to such assignment;

                         (E)  Designs shall have surrendered to the Partnership
for cancellation any original promissory notes issued to Designs pursuant to the Credit Agreement;

                         (F)  Designs. shall have executed and delivered the
Guaranty in favor of the LOS Partner and the Affiliates of the LOS Partner; and

                         (G)  the parties thereto shall have executed and
delivered such other documents consistent with the terms hereof as the LOS Partner shall reasonably request.

                    (iii) Third Party Consents, Licenses and Approvals. The LOS Partner shall have obtained all of the consents, permits and approvals set forth in Schedule 8.2.

                    (iv) Distribution of Outlet Assets. The Partnership shall be simultaneously distributing the Outlet Assets to the Designs Partner in accordance with Article 2.

                    (v) Designs Partner Closing Contribution. The Designs Partner shall be simultaneously contributing the Designs Partner Closing Contribution to the Partnership in accordance with Section 4.1.

                                   ARTICLE 10

                       AMENDMENT OF PARTNERSHIP AGREEMENT

          10.1 Amendments. The Original Partnership Agreement is hereby amended in the following respects:

               (a) Principal Office. Section 2.6 of the Original Partnership Agreement is hereby amended by deleting the address "1244 Boylston Street, Chestnut Hill, Massachusetts 01267" and inserting in its place the address "66 B Street, Needham, Massachusetts 02494".

               (b) Term. Section 2.7 of the Original Partnership Agreement is hereby amended by deleting the words "January 29, 2005 (the "Termination Date")" and inserting in its place the defined term "Termination Date".

               (c) Approval of Certain Distributions. Section 5.9(q) of the Original Partnership Agreement is hereby amended by deleting the cross-reference to "Section 9.3 or any other provision of this Agreement" and inserting in its place the cross-reference to "Section 6.5 of the Distribution Agreement".

               (d) Distributions of Excess Cash. Article 9 of the Original Partnership Agreement is hereby amended by deleting Section 9.3(a) in its entirety.

               (e) Certain Allocations. Article 9 of the Original Partnership Agreement is hereby amended by deleting Section 9.4(b) in its entirety.

               (f) Articles Relating to Purchases, Sales and Dissolution. The Original Partnership Agreement is hereby amended by deleting Articles 10 through 17 in their entirety and inserting in their place Articles 2 through 9 of this Distribution Agreement.

               (g) Certain Consequences of Transactions. Article 18 of the Original Partnership Agreement is hereby amended by deleting the cross-reference to "Articles 12 through 17 of this Agreement" from each sentence in which it appears and inserting in each such place the cross-reference to "Articles 2 through 9 of the Distribution Agreement".

               (h)  Impact on Status of Partnership. Article 18 of the
Original Partnership Agreement is hereby amended by deleting Section 18.4 in its entirety.

               (i) Intellectual Property. Article 18 of the Original Partnership Agreement is hereby amended by deleting Section 18.6 in its entirety. Consequently, the matters addressed in Section 18.6 of the Original Partnership Agreement shall be governed by any other applicable agreements, policies and laws in effect as of the date of this Agreement.

               (j) Title. Section 18.8 of the Original Partnership Agreement is hereby amended by deleting the cross-reference to "Article 13, 14, 15, 16 or 17" and inserting in its place the cross-reference to "Articles 2 and 3 of the Distribution Agreement".

               (k) Expenses. Section 18.9 of the Original Partnership Agreement is hereby amended by deleting all of the text after the heading and inserting the following text in its place:

         Except for expenses associated with the transfer or termination of leases and other matters of mutual interest that the Partnership will bear, and subject to Section 5.7, each of the Partners agrees to pay its own legal, accounting, investment banking, regulatory filing, consulting and other expenses in connection with the transactions contemplated by this Distribution Agreement, any further transactions or matters pursuant hereto, or in connection herewith except to the extent the indemnification provisions of this Distribution Agreement may otherwise require.

               (l) Assumptions. Article 18 of the Original Partnership Agreement is hereby amended by deleting Section 18.10 in its entirety.

               (m) Indemnification. Section 18.11 of the Original Partnership Agreement is hereby amended by deleting Sections 18.11(a) and (b) in their entirety.

               (n) Special Netting Rules. Article 18 of the Original Partnership Agreement is hereby amended by deleting Section 18.12 in its entirety.

               (o)  Other Indemnifications.

                    (i) Breach; Gross Negligence.   Section 19.2 of the Original
Partnership Agreement is hereby amended by deleting the clause "Subject to the principles set forth in Section 16.6 of this Agreement," and capitalizing the first letter of the word "each" that appears immediately after such clause.

                    (ii) Certain Liabilities. Article 19 of the Original Partnership Agreement is hereby amended by inserting the following section immediately after Section 19.3:

               19.4 Indemnification as to Certain Liabilities.

                    (a) By the Designs Partner. The Designs Partner agrees to indemnify the LOS Partner and the LOS Partner's Affiliates and hold them harmless from and against (i) all Damages relating to any obligation or liability of the Partnership assigned to and assumed by the Designs Partner or its designees and (ii) 70 percent of all Damages incurred by the LOS Partner or the LOS Partner's Affiliates and related to any obligation or liability of the Partnership not assigned to or assumed by either Partner (an "Unassigned Partnership Liability"). If the LOS Partner or any Affiliate of the LOS Partner reasonably anticipates that it may incur Damages in excess of its 30 percent share of an Unassigned Partnership Liability, it may notify the Designs Partner and the Designs Partner will thereupon be required to pay its 70 percent share of such liability to the LOS Partner, or the LOS Partner's Affiliate as the case may be, without requiring the LOS Partner, or the LOS Partner's Affiliate as the case may be, to first pay its 30 percent share.

                    (b) By the LOS Partner. The LOS Partner agrees to indemnify the Designs Partner and the Designs Partner's Affiliates and hold them harmless from and against (i) all Damages relating to any obligation or liability of the Partnership assigned to and assumed by the LOS Partner or its designees and (ii) 30 percent of all Damages incurred by the Designs Partner or the Designs Partner's Affiliates and related to any Unassigned Partnership Liability. If the Designs Partner or any Affiliate of the Designs Partner reasonably anticipates that it may incur Damages in excess of its 70 percent share of an Unassigned Partnership Liability, it may notify the LOS Partner and the LOS Partner will thereupon be required to pay its 30 percent share of such liability to the Designs Partner, or the Designs Partner's Affiliate as the case may be, without requiring the Designs Partner, or the Designs Partner's Affiliate as the case may be, to first pay its 70 percent share.

                    (c) Special Netting Rules. Notwithstanding any other provision of Article 19 of the Original Partnership Agreement, as amended, any amount due from one Partner to the other Partner pursuant to such Article may be offset against amounts due from such other Partner.

               (p) Notices. Section 21.3 of the Original Partnership
Agreement is hereby amended by deleting the address "1244 Boylston Street, Chestnut Hill, Massachusetts 02167" from each place that it appears and inserting in each such place the address "66 B Street, Needham, Massachusetts 02494". Section 21.3 of the Original Partnership Agreement is hereby further amended by deleting the facsimile number "(617) 734-3406" from each place that it appears and inserting in each such place the facsimile number "(781) 449-8666".

               (q) Expenses. Section 21.8 of the Original Partnership Agreement is hereby amended by inserting "(i)" after the word "drafting" and inserting the following at the end of the sentence:

         and (ii) the Distribution Agreement and the other Closing Documents and in effecting the Store Distribution Closing.

          10.2 Effect on Original Partnership Agreement. As amended and modified hereby, the Original Partnership Agreement shall remain in full force and effect in accordance with its terms. However, any conflict between any provision of this Distribution Agreement and any provision of the Original Partnership Agreement shall be resolved in favor of the provision of this Distribution Agreement.

                                   ARTICLE 11

                        AMENDMENTS TO AND TERMINATION OF
                           OTHER TRANSACTION DOCUMENTS

          11.1 Glossary.

               (a) Deleted Definitions. The Glossary is hereby amended by deleting the following definitions therefrom: Bankruptcy Event, CD, Designated Value, Designs Transferor, Excess Cash, Fundamental Change, Liquidator, Minimum Value, OLS Opportunity, Outlet Opportunity, Outlet Value, Party, Parties, Profitable OLSs, Purchasing Partner, Qualified Transferee, Reputation Event, Selling Partner, Subject Property, Termination Date, Transfer, Transferee, Trigger Notice and Unauthorized Termination.

               (b) Additional Definitions. The Glossary is hereby amended by inserting therein the definitions of Section 1.2 of this Distribution Agreement in alphabetical order. For the purpose of clarification, the definition of "Termination Date" in Section 1.2 of this Distribution Agreement is replacing the definition of "Termination Date" that appeared in the Glossary executed on January 28, 1995.

          11.2 The LOS Sublicense Agreement. The LOS Partner hereby agrees that the LOS Sublicense Agreement shall remain in full force and effect until all of the Remaining Stores are closed and shall then terminate without the necessity for any Party to sign any further documents or take any further action.

                                   ARTICLE 12

                                  MISCELLANEOUS

          12.1 Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and to be performed within Delaware by Delaware residents.

          12.2 Cooperation. Unless otherwise specified in this Agreement, each Partner agrees to implement all the procedures and complete all the transactions required or permitted to be implemented and completed under this Distribution Agreement. That shall include signing and delivering all documents, obtaining all consents from and making all filings with private and governmental third parties, and taking all other actions, both before and after a transaction closes, which are reasonably requested by the other Partner to effect or better memorialize the transaction or the various "transitions" connected with that transaction. Examples are recording memoranda of leases (or, if appropriate at the time, real estate deeds), obtaining consents from landlords, and cooperating to enforce third party warranties transferred by the Partnership to the Partners or their respective designees.

          12.3 Counterparts. This Distribution Agreement may be signed in one or more counterparts. Each counterpart shall be deemed an original of this Distribution Agreement.


                                    * * * * *

         IN WITNESS WHEREOF, the Parties have entered into this Amendment and Distribution Agreement as of the date first written above.

                                   DESIGNS JV CORP.


                                   By /s/ Joel H. Reichman
                                      Joel H. Reichman
                                      President


                                   LDJV INC.


                                   By /s/ Marion White
                                      Marion White
                                      Vice President


                                   THE DESIGNS/OLS PARTNERSHIP

                                   By       Designs JV Corp., a Partner


                                            Joel H. Reichman
                                            Joel H. Reichman
                                            President

                                   By       LDJV Inc., a Partner


                                            Marion White
                                            Marion White
                                            Vice President